UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2008

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Main Street

Box 130

Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the information set forth in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off -Balance sheet Arrangement of a Registrant.

As of the most recent measurement date, June 30, 2008, we were in default under covenants related to  the  leverage ratio, the fixed charge coverage ratio and the tangible net worth requirements of our Credit Agreement.  Our lenders have not terminated our credit or accelerated our debt, but have continued to honor our draws under the revolving credit component of our credit agreement.  Effective as of September 3, 2008, we entered into a First Amendment to Credit Agreement with the bank parties to our Credit Agreement, Commerce Bank, N.A., as Agent, Issuing Bank and Swingline Lender, BMO Capital Markets Financing, Inc., and National City Bank (together with Commerce, the “lenders”).  Our lenders agreed to amend the Credit Agreement in several respects, including the following:

•                  increasing the revolving line of credit to $55 million  and reducing its term from three years to the earlier of September 3, 2009 and the expiration of a standstill period ending on October 31, 2008 (as it may be extended), as described below;

•                  eliminating the term loan and accordian features of the credit agreement;

•                  increasing the interest rate on base rate loans  to the  Agent’s prime rate plus  50 basis points, increasing the margin on libor loans by 75 basis points and fixed the applicable margin for non use-fees at 0.30%;

•                  providing for additional collateral, including our equipment not already pledged, our general intangibles, our investment property (other than our interest in our German joint venture) and our Pekin facility;

•                  revising other covenants, including those governing our ability to make acquisitions and other investments and incur other debt;

•                  prohibiting dividends without the lenders’ consent;

•                  imposing new, monthly interim minimum adjusted EBITDA requirements (as defined in the credit agreement) of $(7,500,000) for July, $(2,500,000) for August and $(1,400,000) for September, and minimum tangible net worth requirements (as defined in the credit agreement, of $125,000,000 at the end of July, $123,000,000 at the end of August and $121,000,000 at the end of September;

•                  requiring payment of a $150,000 amendment fee to the banks; and

•                  providing for a standstill period ending October 31, 2008, during which time we must  deliver the banks a report from outside auditors regarding our inventory and accounts and reconciling our grain positions and the banks may review our commodity positions and hedging strategy.  If we do not default under the terms of the amendment, the lenders may, in their sole discretion, extend the standstill period but are under no obligation to do so; and

•                  providing that if they elect to do so, the lenders may exercise all their rights and remedies under the credit agreement at the end of the standstill period or sooner if we default under the terms of the amendment during the standstill period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date:	September 5, 2008	/s/ Timothy W. Newkirk
Timothy W. Newkirk
President and Chief Executive Officer